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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


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                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: August 12, 1999



                           MTI TECHNOLOGY CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                         -------------------------------
                         (State or Other Jurisdiction of
                         Incorporation or Organization)


         0-23418                                              95-3601802
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(Commission File Number)                                   (I.R.S. Employer
                                                          Identification No.)


                             4905 E. La Palma Avenue
                            Anaheim, California 92807
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               (Address of Principal Executive Offices) (Zip Code)


                                 (714) 970-0300
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              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS.

         On August 12, 1999, MTI Technology Corporation (the "Company") completed the purchase of approximately 25% of the issued and outstanding capital stock, excluding shares issuable upon the exercise of outstanding options and convertible debt, of Caldera Systems, Inc. ("Caldera"). Pursuant to a Stock Purchase Agreement (the "Agreement") with Caldera, dated as of July 27, 1999, the Company purchased an aggregate of 5,333,333 shares of the common stock of Caldera for a purchase price of $6,000,000. The Canopy Group, Inc. ("Canopy") a major stockholder of the Company, owned over 99% of the issued and outstanding shares of Caldera prior to the consummation of the stock purchase pursuant to the Agreement. Raymond J. Noorda, Chairman of the Board of Directors of the Company, is the Chairman of the Board of Directors of Canopy. The Company's press release announcing the transaction, filed as Exhibit 99.1 to this Report, is incorporated herein by reference.

         A copy of the Agreement is filed as Exhibit 2.1 to this Report and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c) Exhibits

              2.1 Stock Purchase Agreement, dated as of July 27, 1999, by and among the Company, Caldera Systems, Inc. and The Canopy Group, Inc.

             99.1      Text of Press Release dated August 12, 1999.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           MTI TECHNOLOGY CORPORATION


Date: August 18, 1999                      By: /s/ Dale R. Boyd
                                               ---------------------------------
                                               Dale R. Boyd
                                               Chief Financial Officer
                                               (Principal Financial Officer)



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                                INDEX TO EXHIBITS


      EXHIBIT                           DESCRIPTION
      -------                           -----------
        2.1 Stock Purchase Agreement, dated as of July 27, 1999, by and among the Company, Caldera Systems, Inc. and The Canopy Group, Inc.

       99.1           Text of Press Release dated August 12, 1999